Execution Version

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is dated as of the 26th day of June, 2009.

RAM ENERGY RESOURCES, INC., a Delaware corporation (the “Borrower”), GUGGENHEIM CORPORATE FUNDING, LLC, as arranger and administrative agent (the “Administrative Agent”), WELLS FARGO FOOTHILL, INC., as documentation agent, WESTLB AG, NEW YORK BRANCH and CIT CAPITAL USA INC., as co-syndication agents, and the financial institutions from time to time party thereto as lenders (the “Lenders”), are parties to that certain Loan Agreement dated as of November 29, 2007 (the “Loan Agreement”) and the Borrower, the Administrative Agent and the undersigned Lenders have agreed to the amendment set forth herein subject to the terms and conditions set forth herein. Therefore, in consideration of the mutual agreements and other provisions contained herein, the parties hereto agree as follows:

Paragraph 1.	Amendment.

a.         Definitions. The following definitions are added or amended, as the case may be, to read as follows:

“Applicable Term Loan B Prepayment Premium” means, as of any date of determination, during the period of time from and after the Closing Date up to (but not including) the date that is the first anniversary of the Closing Date, an amount equal to two percent (2.0%) times the aggregate principal amount of the Term Loan B prepaid (or required to be prepaid) on such date of determination.

“Cash Interest” has the meaning set forth in Section 2.6(d).

“EBITDA” means, for any period, the sum, determined (without duplication) for Borrower and its Subsidiaries, of (i) Consolidated Net Income of Borrower and its Subsidiaries plus (ii) Interest Expense of Borrower and its Subsidiaries for such period to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period plus (iii) any capitalized PIK Interest for such period to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period plus; (iv) depreciation, amortization, share-based compensation expenses under the RAM Energy Resources, Inc. 2006 Long Term Incentive Plan, and other similar non-cash items (with the exception of non-cash charges that require an accrual or reserve for cash charges for any future period and normally recurring accruals) to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period plus (v) all taxes accrued for such period on or measured by income to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period plus (vi) all unrealized losses (and minus unrealized gains) related to Hedging Agreements to the extent recognized in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period plus (vii) settlement payments, costs and expenses directly related to the Sacket Settlement plus (viii) amortized fees, costs and expenses paid by the Borrower under this Agreement, the Fee Letter and the Second Amendment Fee Letter.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate amount of interest expense accruing during such period on Indebtedness of Borrower and its Subsidiaries on a consolidated basis, including the interest portion of payments under capitalized leases and any capitalized interest, but excluding (i) amortization of debt discount and expense and (ii) capitalized PIK Interest.

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the greater of (i) 1.5% or (ii) the rate per annum determined by Administrative Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“PIK Interest” has the meaning set forth in Section 2.6(d).

“Pricing Grid” means the annualized variable rates set forth below for the Applicable Margin based upon Borrowing Base Utilization, as follows:

Borrowing Base Utilization	Applicable Margin
	LIBOR Rate Loan	Reference Rate Loan
Less than or equal to 50%	2.25%	2.25%
Greater than 50% but less than or equal to 75%	2.50%	2.50%
Greater than 75% but less than or equal to 90%	2.75%	2.75%
Greater than 90%	3.00%	3.00%

provided, however, that the “Applicable Margin” means 3% (a) during the occurrence and continuance of an Event of Default, and (b) if at any time Borrower fails to deliver a Reserve Report pursuant to Section 6.2 (b), until such time as a Reserve Report is delivered.

“Sacket Settlement” means the Court-approved settlement of the class action litigation styled Sacket v. Great Plains Pipeline Company, District Court of Woods County, Oklahoma, Case No. CJ-2002-70 as further described on Exhibit B attached hereto.

b.	Provisions.

(i)        Section 2.2(b). Section 2.2(b) of the Loan Agreement is amended to read as follows:

“(b)      Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with Section 2.2(c)(i) (a “Scheduled Redetermination”), and, subject to Section 2.2(d), such redetermined Borrowing Base shall become effective and applicable to Borrower, Administrative Agent, the Issuing Lender and the Lenders on April 1 and October 1 of each year or otherwise as provided in Section 2.2(d)(i). In addition, Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Revolver Lenders, by notifying Borrower thereof, one time during any 12 month period, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with Section 2.2(c).

(ii)       Section 2.4(c)(ii)(E). Section 2.4(c)(ii)(E) of the Loan Agreement is amended to read as follows:

“(E)     Immediately, if and to the extent that the Term Loan B exceeds the Term Loan B Commitment, because of the capitalization of PIK Interest under Section 2.6(e) or for any other reason.”

(iii)      Section 2.6(d). Section 2.6(d) of the Loan Agreement is amended to read as follows:

“(d)      Interest Rate on the Term Loan B. Except as provided in clause (c) above, the Term Loan B shall bear interest (“Cash Interest”) on the average Daily Balance thereof as follows: (i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the sum of (A) eight and one-half percent (8.5%), plus (B) the LIBOR Rate; and (ii) otherwise, at a per annum rate equal to the sum of (A) eight and one-half percent (8.5%), plus (B) the Reference Rate (provided that interest shall not accrue on unpaid interest on the Term Loan B prior to the date payment of such interest is due). The Term Loan B shall also, in addition to Cash Interest, bear interest (“PIK Interest”) on the average Daily Balance at a per annum rate equal to two and three-quarters percent (2.75%).”

(iv)      Section 2.6(e). Section 2.6(e) of the Loan Agreement is amended by adding the following immediately before the period at the end of the first sentence thereof:

“; provided further that payment of PIK Interest may be deferred at the option of the Borrower (which option shall be deemed exercised on a monthly basis unless Borrower specifically notifies Administrative Agent to the contrary at least two (2) Business Days prior to the first day of any month), in which case on the first day of each month, the unpaid amount of PIK Interest will be capitalized and added to the principal of the Term Loan B, as if advanced as a Term Loan B term loan on such day”.

(v)       Section 7.4(c). Section 7.4(c) of the Loan Agreement is amended by replacing “$5,000,000”, with “$10,000,000.”

(vi)      Section 7.18(c) and (d). Section 7.18(c) and (d) of the Loan Agreement are amended to read as follows:

“(c)      Maximum Leverage. As of the end of any fiscal quarter of the Borrower, a ratio of Total Debt to EBITDA for the four fiscal quarters then ended of equal to or less than:

As Tested on:	Maximum Level
The last day of each March, June, September and December, starting with June 30, 2009 and ending on June 30, 2011	4.75:1.00
September 30, 2011 and thereafter	4.00:1.00

As of the end of any fiscal quarter of Borrower, a ratio of Revolving Advances to EBITDA for the four fiscal quarters then ended of equal to or less than:

As Tested on:	Maximum Level
The last day of each March, June, September and December, starting with June 30, 2009 and ending on June 30, 2011.	2.75:1.00

(d)       Asset Coverage Ratio. A ratio of NYMEX Value to Total Debt, tested as of each Redetermination Date and at any time between such dates that the Borrowing Base Entities acquire or dispose of Oil and Gas Properties with an aggregate NYMEX Value equal to or greater than $1,000,000, of more than:

As Tested on:	Minimum Level
Prior to July 1, 2011	1.50:1.00
July 1, 2011 and thereafter	1.75:1.00

For purposes of testing compliance with the Asset Coverage Ratio, NYMEX Value shall be determined based on the NYMEX Price utilized in the then most recent Reserve Report provided by Borrower to the Administrative Agent.

Paragraph 2.    Effectiveness.This Amendment shall become effective (i) as of the date set forth in the first paragraph hereof (the “Amendment Effective Date”) with respect to all of the amendments set forth herein other than the amendments to Sections 7.18(c) and (d), and (ii) as of June 30, 2009 with respect to the amendments to Sections 7.18(c) and (d), but in either case subject to the satisfaction or waiver in writing of the following conditions precedent:

c.         the Administrative Agent shall have received a counterpart of this Amendment executed by the Borrower, the Administrative Agent, and the Required Lenders.

d.	the payment of the fees set forth in the fee letter dated the date hereof.
e.	the payment of any fees of counsel to the Administrative Agent previously invoiced.

f.         the execution and delivery of the Consent, Waiver, Release and Reaffirmation by each Guarantor substantially in the form attached as Exhibit A hereto.

Paragraph 3.    Governing Law; Miscellaneous. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meaning set forth in the Loan Agreement. This Amendment (a) shall be governed by, and construed in accordance with, the internal laws of the State of New York; (b) may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document, and (c) may be validly executed by facsimile or other electronic transmission.

Paragraph 4.    Reaffirmation of Representations and Warranties; Additional Representations and Warranties. Borrower, to induce Lenders to enter into this Amendment, hereby reaffirms, as of the date hereof (or as such earlier date as expressly set forth herein), its representations and warranties contained in Section 5 of the Loan Agreement and in all other documents executed pursuant thereto, and represents and warrants as follows:

g.         The execution and delivery of this Amendment and the performance by Borrower of its obligations under this Amendment are within Borrower’s power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with (i) any Legal Requirements or (ii) any agreement binding upon Borrower or affecting any of the Collateral; and

h.         This Amendment represents the legal, valid and binding obligations of Borrower enforceable in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

i.          The Guarantors listed in the Consent, Waiver, Release and Reaffirmation include each Subsidiary of the Borrowers.

Paragraph 5.    Ratification of Liens and Security Interests. Borrower hereby acknowledges and ratifies the existence and priority of the Liens granted by Borrower in favor of lender in and to the Collateral and represents, warrants and covenants that such liens and security interests are valid, existing and in full force and effect.

Paragraph 6.    Miscellaneous. This Amendment supersedes all prior agreements (written or oral) between Borrower and Lenders with regard to the subject matters hereof. This Amendment is a Loan Document. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Loan Agreement as amended by this Amendment and any other Loan Document, the terms of the Loan Agreement will control and the other document will be deemed to be amended to conform to the terms of the Loan Agreement. All references to the Loan Agreement will refer to the Loan Agreement as amended by this Amendment. Borrower agrees that all Loan Documents to which it is a party (whether as an original signatory or by assumption of the Obligations) remain in full force and effect and continue to evidence its legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment or are amended in connection with this Amendment). Borrower releases each Lender executing this Amendment (collectively, the “Executing Lenders”) from any liability for actions or failures to act in connection with any of the Loan Documents prior to the date of this Amendment. Any course of dealing among the Borrower or any Lender or any other Person will not be deemed to have altered or amended the Loan Agreement or any Lenders’ right to enforce the Loan Agreement as written. This Amendment will be binding upon and insure to the benefit of each of the undersigned and their respective successors and permitted assigns.

Paragraph 7.    Waiver and Release. In consideration of the amendments herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower hereby waives, remises, releases, and forever discharges each Executing Lender, its predecessors and its successors, assigns, affiliates, shareholders, directors, officers, accountants, attorneys, employees, agents, representatives, and servants (collectively, the “Released Parties”) of, from and against any and all claims, actions, causes of action, suits, proceedings, contracts, judgments, damages, accounts, reckonings, executions, and liabilities whatsoever of every name and nature, whether known or unknown, whether or not well founded in fact or in law, and whether in law, at equity, or otherwise, which the undersigned ever had or now has for or by reason of any matter, cause, or anything whatsoever to this date relating to or arising out of the loans, or any of them, or any of the Loan Documents, including without limitation any actual or alleged act or omission of any of the Released Parties with respect to the Loans, or any of them, or any of the Loan Documents, or any security interests, liens, or collateral in connection therewith, or the enforcement of any of such Lender’s rights or remedies thereunder. The terms of this waiver and release shall survive the termination of this Agreement, the Loans, or the Loan Documents and shall remain in full force and effect after the termination of this Agreement

Paragraph 8.    ENTIRE AGREEMENT. This Amendment represents the final agreement among the parties about the subject matter of this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties relating to this subject matter.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

RAM ENERGY RESOURCES, INC.,

a Delaware corporation

By:  /s/ G. Les Austin

Name:  G. Les Austin

Title:  Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

GUGGENHEIM CORPORATE FUNDING LLC,

a Delaware limited liability company, as Administrative Agent for the Lenders

By:  /s/ W.R. Hagner

Name:  Bill Hagner

Title:  Managing Director

WELLS FARGO FOOTHILL, INC.

a California corporation, as Documentation Agent and a Lender

By:  /s/ Gary Forlenza

Name:  Gary Forlenza

Title:  Vice President

WESTLB AG, NEW YORK BRANCH

as Co-Syndication Agent and a Lender

By:  /s/ Ian Schottlander

Name:  Ian Schottlander

Title:  Managing Director

By:  /s/ Horst Kleinecke

Name:  Horst Kleinecke

Title:  Executive Director

CIT MIDDLE MARKET LOAN TRUST III

By:  CIT Asset Management, as authorized signatory

By:  /s/ David M. Harnisch

Name:  David M. Harnisch

Title:  Managing Director

CAPITAL ONE, N.A.

By:  /s/ Peter Shen

Name:  Peter Shen

Title:  Assistant Vice President

Capital One Bank, N.A.

AIM FLOATING RATE FUND

By: INVESCO Senior Secured Management, Inc.

As Sub-Adviser

By:  /s/ Thomas Ewald

Name:  Thomas Ewald

Title:  Authorized Signatory

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

BILL & MELINDA GATES FOUNDATION TRUST

C.M. LIFE INSURANCE COMPANY

By:  Babson Capital Management LLC as Investment Adviser

By:  /s/ Geoffrey Takacs

Name:  Geoffrey Takacs

Title:  Director

BABSON MID-MARKET CLO LTD. 2007-II

BABSON CREDIT STRATEGIS CLO, LTD.

ARTUS LOAN FUND 2007-I, LTD.

By:  Babson Capital Management LLC as Collateral

Manager

By:  /s/ Geoffrey Takacs

Name:  Geoffrey Takacs

Title:  Director

BLT 2009-1 LTD.

By: INVESCOSenior Secured Management, Inc.

As Collateral Manager

By:  /s/ Thomas Ewald

Name:  Thomas Ewald

Title:  Authorized Signatory

DK ACQUISITION PARTNERS, L.P.

By: M.H. Davidson & Co., its General Partner

By:  /s/ Avi Friedman

Name:  Avi Friedman

Title:  General Partner

GRAND CENTRAL ASSET TRUST, CAMERON I SERIES

By:  /s/ Adam Kaiser

Name:  Adam Kaiser

Title:  Attorney-in-Fact

KOTONAH V, LTD.

By: INVESCO Senior Secured Management, Inc. as Investment Manager

By:  /s/ Thomas Ewald

Name:  Thomas Ewald

Title:  Authorized Signatory

LIBERTY HARBOR MASTER FUND I, L.P.

By: Goldman Sachs Asset Management, LP, its investment manager

By:  /s/ Sandra Stulberger

Name:  Sandra L. Stulberger

Title:  Authorized Signatory

MIDLAND NATIONAL LIFE INSURANCE COMPANY (Annuity)

By: Guggenheim Partners Asset Management, Inc.

By:  /s/ Michael Damaso

Name:  Michael Damaso

Title:  Senior Managing Director

MIDLAND NATIONAL LIFE INSURANCE COMPANY (Main)

By: Guggenheim Partners Asset Management, Inc.

By:  /s/ Michael Damaso

Name:  Michael Damaso

Title:  Senior Managing Director

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE (Annuity)

By: Guggenheim Partners Asset Management, Inc.

By:  /s/ Michael Damaso

Name:  Michael Damaso

Title:  Senior Managing Director

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE (Main)

By:  /s/ Michael Damaso

Name:  Michael Damaso

Title:  Senior Managing Director

NZC OPPORTUNITIES LLC

By: Guggenheim Investment Management, LLC as its Collateral Manager

By:  /s/ Michael Damaso

Name:  Michael Damaso

Title:  Senior Managing Director

ORPHEUS FUNDING LLC

By: Guggenheim Investment Management, LLC as its Manager

By:  /s/ Michael Damaso

Name:  Michael Damaso

Title:  Senior Managing Director

NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND

By: Symphony Asset Management, LLC

By:  /s/ James Kim

Name:  James Kim

Title:  Associate Portfolio Manager

PRESIDENT & FELLOWS OF HARVARD COLLEGE (Ref. Harvard Special Situations Account)

By: Whippoorwill Associates, Inc.

Its Agent and Authorized Signatory

By:  /s/ Steven K. Gendal

Name:  Steven K. Gendal

Title:  Principal

SATELLITE SENIOR INCOME FUND II, LLC

By: Satellite Asset Management, L.P., Its Investment Advisor

By:  /s/ Simon Raykher

Name:  Simon Raykher

Title:  General Counsel and Principal

SERENGETI LOXODON OVERSEAS I LTD.

By: Serengeti Asset Management LP, as Collateral Manager

By:  /s/ Alexander Lemond

Name:  Alexander Lemond

Title:   Director

SERENGETI LOXODON ONSHORE I LTD.

By: Serengeti Asset Management LP, as Collateral Manager

By:  /s/ Alexander Lemond

Name:  Alexander Lemond

Title:  Director

SOLAR CAPITAL

By:  /s/ David Mait

Name:  David Mait

Title:  Authorized Signatory

SYMPHONY CLO II

By: Symphony Asset Management, LLC

By:  /s/ James Kim

Name:  James Kim

Title:  Associate Portfolio Manager

SYMPHONY CLO III

By: Symphony Asset Management, LLC

By:  /s/ James Kim

Name:  James Kim

Title:  Associate Portfolio Manager

SYMPHONY CLO V

By: Symphony Asset Management, LLC

By:  /s/ James Kim

Name:  James Kim

Title:  Associate Portfolio Manager

SYMPHONY CLO VI

By: Symphony Asset Management, LLC

By:  /s/ James Kim

Name:  James Kim

Title:  Associate Portfolio Manager

VENTURE VII CDO LIMITED

By its investment advisor,

MJX Asset Management LLC

By:  /s/ John J. Wagner

Name:  John J. Wagner

Title:  Managing Director

VENTURE VIII CDO LIMITED

By its investment advisor,

MJX Asset Management LLC

By:  /s/ John J. Wagner

Name:  John J. Wagner

Title:  Managing Director

VENTURE IX CDO LIMITED

By its investment advisor,

MJX Asset Management LLC

By:  /s/ John J. Wagner

Name:  John J. Wagner

Title:  Managing Director

WELLPOINT, INC.

By: Whippoorwill Associates, Inc.

Its Agent and Authorized Signatory

By:  /s/ Steven K. Gendal

Name:  Steven K. Gendal

Title:  Principal

WHIPPOORWILL ASSOCIATES, INC. PROFIT SHARING PLAN

By: Whippoorwill Associates, Inc.

Its Agent and Authorized Signatory

By:  /s/ Steven K. Gendal

Name:  Steven K. Gendal

Title:  Principal

WHIPPOORWILL DISTRESSED OPPORTUNITY FUND, L.P.

By: Whippoorwill Associates, Inc.

Its Agent and Authorized Signatory

By:  /s/ Steven K. Gendal

Name:  Steven K. Gendal

Title:  Principal

WHIPPOORWILL OFFSHORE DISTRESSED OPPORTUNITY FUND, LTD.

By: Whippoorwill Associates, Inc.

Its Agent and Authorized Signatory

By:  /s/ Steven K. Gendal

Name:  Steven K. Gendal

Title:  Principal

EXHIBIT A

CONSENT, WAIVER, RELEASE AND REAFFIRMATION

Each of the undersigned is a “Guarantor” as defined therein under the Loan Agreement among RAM Energy Resources, Inc., the lenders party thereto (“Lenders” and Guggenheim Corporate Funding, LLC, as administrative agent for such Lenders (“Administrative Agent”) and hereby (i) acknowledges receipt of a copy of the Second amendment to Loan Agreement among the Borrower, the Lenders party thereto (the “Executing Lenders”), and the Administrative Agent (the “Amendment”); (ii) consents to Borrowers’ execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment; (iv) reaffirms that each of the other Loan Documents that it is a party to including but not limited to the Secured Continuing Guaranty dated November 29, 2007, continue to remain in full force and effect, each as modified by the Amendment.; (v) waives any right under law or equity as a guarantor or surety to object to the increased obligations of Borrower arising out of the Amendment, and (vi) hereby waives, remises, releases, and forever discharges each Executing Lender, its predecessors and its successors, assigns, affiliates, shareholders, directors, officers, accountants, attorneys, employees, agents, representatives, and servants (collectively, the “Released Parties”) of, from and against any and all claims, actions, causes of action, suits, proceedings, contracts, judgments, damages, accounts, reckonings, executions, and liabilities whatsoever of every name and nature, whether known or unknown, whether or not well founded in fact or in law, and whether in law, at equity, or otherwise, which the undersigned ever had or now has for or by reason of any matter, cause, or anything whatsoever to this date relating to or arising out of the Loans, or any of them, or any of the Loan Documents, including without limitation any actual or alleged act or omission of any of the Released Parties with respect to the Loans, or any of them, or any of the Loan Documents, or any security interests, liens, or collateral in connection therewith, or the enforcement of any of the Executing Lender’s rights or remedies thereunder. The terms of this waiver and release shall survive the termination of this Agreement, the Loans, or the Loan Documents and shall remain in full force and effect after the termination of this Agreement.

[Signature Page follows]

IN WITNESS WHEREOF, each Guarantor has caused this Consent, Waiver, Release and Reaffirmation to be duly executed as of the date first written above.

GUARANTORS:

/s/ Larry E. Lee

Larry E. Lee, President and CEO of, and

on behalf of, the following entities:

RAM OPERATING COMPANY, INC.,

a Delaware corporation

RAM ENERGY HOLDINGS (LA), INC.,

a Delaware corporation

RAM ENERGY RESOURCES (LAFOURCHE), INC.,

a Louisiana corporation

RAM ENERGY LOUISIANA, LLC,

a Delaware limited liability company

By:	RAM Energy Resources (Lafourche), Inc.,
a Louisiana corporation,
its Sole Member and Manager

RAM ENERGY RESOURCES (WV), INC.,

a Delaware corporation

PONTOTOC PRODUCTION COMPANY,

INC., a Texas corporation

RAM ENERGY, INC.,

a Delaware corporation

RLP GULF STATES, L.L.C.,

an Oklahoma limited liability company

By:	Ram Energy, Inc., a Delaware corporation,
its Sole Member and Manager

WG OPERATING, INC.,

a Texas corporation

RWG ENERGY, INC.,

a Delaware corporation

WG PIPELINE, LLC,

a Texas limited liability company

By:	RWG Energy, Inc., a Delaware corporation,

             its Sole Member and Manager

EXHIBIT B

RAM ENERGY RESOURCES, INC.

MEMORANDUM

TO:

The “Lenders” under Loan Agreement dated November 29, 2007, by and among RAM Energy Resources, Inc., as Borrower, the Lenders, and Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent for the Lenders (the “Loan Agreement”)

FROM:	RAM Energy Resources, Inc.

DATE:	May 7, 2009

RE:	Sacket Class Action Lawsuit

______________________________________________________________________________

This Memorandum provides information concerning the history and disposition of, and the financial accounting treatment of transactions associated with the settlement of, the class action lawsuit styled Sacket v. Great Plains Pipeline Company, et al., District Court of Woods County, Oklahoma, Case No. CJ-2002-70 (the “Lawsuit”).

On February 24, 1998, RAM Energy, Inc. (“RAM Energy”) acquired Carlton Resources Corporation (“Carlton”) in a $43.0 million stock transaction. Carlton’s principal operating subsidiary, Magic Circle Energy Corporation (“Magic Circle”), directly and through its affiliates, owned oil and gas producing properties in Oklahoma, Texas, Kansas and elsewhere in the Mid-Continent region, including a 200-mile multi-phase (natural gas, crude oil and saltwater) pipeline system located in Alfalfa, Logan and Woods Counties, Oklahoma (the “System” or “Carmen System”). The Carmen System had been constructed in the late 1970’s to facilitate the development of oil and natural gas reserves in the rural and seasonally almost unreachable portions of Woods and Alfalfa Counties. Magic Circle took the lead in acquiring leases and drilling wells in the area, which soon developed into a highly competitive play with many active operators. The Carmen System purchased natural gas and crude oil at the wellhead (both from Magic Circle and the other, unaffiliated producers in the field), gathered the production to a central point where the gas was lightly processed then resold to Oklahoma Natural Gas Company, the state’s largest natural gas utility, and the oil was accumulated for pipeline delivery to Conoco and other oil purchasers in the area. The System also disposed of produced water by gathering the saltwater to a central point and disposing of same into a System-owned saltwater disposal well. The System was operated as a typical mid-stream purchaser and reseller, earning the same kinds of margins typically earned by other mid-stream companies across Oklahoma, Texas and elsewhere at the time. The fact that the System also purchased from unaffiliated producers and operators in the area and that over time, several other systems ventured into the area and competed for the same supplies of oil and gas, appeared to validate the reasonableness of the prices paid by the System at the wellhead and the margins earned on System operations.

In the mid-1990s, lawsuits started springing up across Oklahoma and other producing states seeking damages against oil and gas lessees for charging royalty owners (by deducting from “value” for royalty payment purposes) for their share of post-production costs (compression, dehydration, gathering, treating) incurred by the lessees in connection with the handling and marketing of oil and natural gas. Over the next few years, Oklahoma case law on the subject took a decidedly populist turn, with our Supreme Court handing down decision after decision undermining what the industry believed to be well established principles regarding the calculation and payment of royalties. In connection with these changes, and as the result of a poorly understood case from the 1980s involving a sale of production to an affiliated entity, plaintiff lawyers and judges soon became intently focused on related party transactions, such as the arrangement between Magic Circle, as lessee and operator of leases connected to the Carmen System, and its wholly-owned subsidiary, Carmen Field Limited Partnership (“CFLP”), which owned and operated the Carmen System. At least partially due to a particularly punitive decision rendered by the District Court of Texas County, Oklahoma in early 2001, (a class action verdict in which the defendant owner of an affiliate gathering system was assessed damages of approximately $75 million, including almost $19 million in punitive damages), in late 2001 RAM sold all of its (i.e., Magic Circle’s) wells and properties in the Carmen Field area (along with other properties) to a subsidiary of Chesapeake Energy. Immediately after the sale, CFLP was dissolved and liquidated, the Carmen System was assigned to its parent, Magic Circle, and Magic Circle changed its corporate name to Great Plains Pipeline Company (“Great Plains”).

Shortly thereafter, on April 18, 2002, Glen D. Sacket (“Sacket”), a royalty owner under three of the leases formerly owned by Magic Circle, filed the Lawsuit as a class action on behalf of himself and all other royalty owners under leases held by any of the defendants (which included RAM and its affiliates and Chesapeake and its affiliates, based on an unrelated transaction going back to 1993) on which there were wells connected to the System. Wells Fargo Bank, N.A. was also included as a defendant in the Lawsuit, solely because it had been the lead secured creditor in the Magic Circle bankruptcy in the mid-1980s and had participated in the drafting of the finally approved Plan of Reorganization which had “blessed” the wellhead sale transactions to CFLP. Although the defendant lessees had always paid royalties to the lessors under their respective leases based on the prices received at the wellhead from CFLP, as owner and operator of the System, the plaintiff claimed that additional royalties were due all members of the putative class because CFLP had resold the oil and gas purchased at the wellhead for an amount in excess of the price upon which royalty payments to the members of the putative class were based and paid no royalties on natural gas liquids extracted from the gas at plants downstream of the System. In other words, the plaintiff alleged that because of the affiliate relationship, the Court should disregard the Carmen System in its entirety and require that royalty payments for all natural gas, natural gas liquids and crude oil delivered at the wellhead be based on the ultimate resale price to the first unaffiliated purchaser. The plaintiff also claimed that because the “deductions” taken by the lessees in accounting for royalties were not reflected on the royalty payment check stubs, such omission constituted constructive fraud and therefore the statute of limitations never ran on any of the claims – in other words, the class claims would go back to the late 1970s and underpayments would accrue interest at Oklahoma’s punitive “late payment” statute at the rate of 12% per annum, compounded quarterly. In addition, the petition included an unspecified claim for punitive damages.

RAM, together with Magic Circle and its subsidiaries, and the other defendants in the Lawsuit, believed that fair and proper accounting was made to the royalty owners for production from the subject leases, filed answers disputing the claims and were prepared to defend on multiple grounds, all of which were believed to have considerable merit. RAM also believed that the case should not be certified as a class action and determined to contest that issue vigorously. In the meantime, in August 2003, RAM (Great Plains) sold the Carmen System in its entirety to Continental Gas, Inc, which eventually rolled the System into its Highland MLP.

On May 8, 2006, RAM Energy closed its merger with Tremisis Energy Acquisition Corporation (“Tremisis”), which subsequently changed its corporate name to RAM Energy Resources, Inc. (the “Company”). In connection with the RAM Energy/Tremisis merger, the former stockholders of RAM Energy deposited in escrow 3,200,000 shares of the Company common stock received by them as part of the merger consideration to secure potential indemnity obligations to the Company under the merger agreement, including losses incurred as a result of the Lawsuit. No claims were made against the escrow prior to its scheduled expiration on June 30, 2007, but all of the shares remained in escrow following such date pending final resolution of the Lawsuit.

Between the filing of the Lawsuit and 2006, Oklahoma case law continued to deteriorate with respect to post-production costs and affiliate transaction. Over time, numerous motions were made and heard in the Lawsuit, but it soon became painfully clear that the Court (sitting in Woods County) was favorably disposed to the plaintiff’s case. On April 6, 2005, three years after the Lawsuit was filed, the plaintiffs filed a motion for class certification, which the defendants strongly resisted. The Court received evidence and heard arguments of counsel on the motion during a five day hearing in June and August, 2006, and on January 11, 2007, entered an order certifying a class substantially as requested by plaintiff. The defendants appealed the class certification order to the Oklahoma Supreme Court.

On October 16, 2007, the Company executed a merger agreement providing for the acquisition of Ascent Energy Inc., and in connection with the November 29, 2007 closing of that transaction, executed the Loan Agreement as an assumption, ratification and amendment of the Third Amended and Restated Credit Agreement dated as of April 3, 2006, by and among RAM Energy and several of the current Lenders.

On June 20, 2008, the Oklahoma Court of Civil Appeals entered its order affirming the decision of the Woods County District Court certifying the plaintiff class. On July 10, 2008, the Company defendants, together with the other defendants in the case, filed petitions for a writ of certiorari with the Oklahoma Supreme Court, requesting that the Court review the case and reverse the decision of the Court of Appeals and the trial Court. Shortly after filing the petition for certiorari, the defendants initiated settlement discussions with the plaintiff class representative and class counsel. At the time settlement negotiations were commenced, the value of the RAM shares held in escrow exceeded $15 million.

On September 18, 2008, RAM Energy and its subsidiaries, together with the other defendants in the lawsuit, entered into a settlement agreement with the plaintiff, individually and as representative of the putative class, pursuant to which the defendants agreed to pay an aggregate $25.0 million in settlement of the lawsuit. RAM Energy and its subsidiaries agreed to pay $16.0 million of the settlement amount, Chesapeake $7.5 million and Wells Fargo $1.5 million. On October 14, 2008, the trial court preliminarily approved the settlement and ordered that a fairness hearing be held to receive evidence and consider any objections to the settlement by members of the putative class. Upon preliminary approval by the Court, the entire settlement amount was deposited in escrow by the defendants pending final approval of the settlement following the fairness hearing. At September 30, 2008, RAM recorded a contingent liability of $16.0 million for its share of the settlement amount and a contingent receivable of $9.2 million in other current assets representing the value of the 3.2 million escrowed shares, based on the September 30 closing price of $2.89 per share. The Company also recorded a charge to other expense of $6.8 million for the difference between the contingent liability and the contingent receivable amounts. On the December 31 financial statements, the contingent receivable was reduced to $2.8 million due to a decline in the stock price to $.88 per share, and the contingent liability increased to $13.2 million.

On March 5, 2009, following a hearing at which the Court received evidence concerning the fairness of the proposed settlement to the plaintiff class, the Court entered an order approving the settlement and the related plan of allocation and distribution of the settlement fund. The judgment became final on April 6, 2009, and the settlement was implemented by the commencement of distributions from the settlement fund. Accordingly, in its March 31, 2009 financial statements, the Company recorded an additional charge to other expense of $.4 million to take into account the further reduction of the stock price from $.88 per share at year end to $.74 per share when the settlement was finally implemented.

On April 7, 2009, the Company made a claim against the Ascent escrow for all of the escrowed shares. Also on April 7, 2009, the former stockholders of RAM Energy notified the escrow agent that they would substitute cash, at a fair market value of $.74 per share (determined pursuant to the terms of the escrow agreement), for a total of 316,190 shares of their Company common stock held in escrow.

On April 8, 2009, the escrow agent initiated the transfer to the Company, in satisfaction of the indemnification obligation of the former RAM Energy stockholders, of a total of 2,883,810 shares of Company common stock (to be held as treasury shares) and $233,980 in cash, less the fees and expenses of the escrow agent. These transactions concluded the settlement and closed the escrow.

These entries conclude the financial accounting treatment of the Lawsuit and the settlement and no additional charges will be incurred or recorded.